Exhibit 10.7

AMENDMENT 2009-1

TO THE

NONQUALIFIED DEFERRED COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS OF

AMERICAN WATER WORKS COMPANY, INC.

Pursuant to the authority reserved to the American Water Works Company, Inc. Board of Directors (the “Board”) under Article VIII of the Nonqualified Deferred Compensation Plan for Non-Employee Directors of American Water Works Company, Inc. (the “Plan”), the Board hereby amends the Plan, effective as of February 6, 2009, as follows:

1.	The first sentence of Section 5-l(a) of the Plan is hereby amended in its entirety to read as follows:

“The Deemed Investment Options available under the Plan shall consist of those funds that the Committee has designated as the Deemed Investment Options under the Plan; provided, however, the Committee reserves the right, on a prospective basis, to add or delete Deemed Investment Options.”

2.	The last sentence of Section 5-2 of the Plan is hereby deleted in its entirety from the Plan.

3.	In all respects not modified by this Amendment 2009-1, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment 2009-1 to the Plan set forth herein, the Board has caused this instrument to be executed this 21st day of February, 2009.

American Water Works Company, Inc. Board of Directors
/s/ George W. Patrick
By:	George W. Patrick